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                                                                       Exhibit 5

                   [Rosenberg & Liebentritt, P.C. Letterhead]

     August 13, 1997



Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Ladies and Gentlemen:

     We have acted as counsel for Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed issuance by the Company of 2,000,000 common shares of beneficial interest of the Company, $0.01 par value per share (the "Common Shares"), in connection with the adoption by the Company of the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (the "Plan"), all of which Common Shares are being registered pursuant to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. An executed copy of the Registration Statement.

     2. The Articles of Amendment and Restatement of Declaration of Trust of the Company.

     3. The Bylaws of the Company.

     4. The Plan.

     5. Certain minutes or unanimous written consents of the Board of Trustees and the shareholders of the Company relating to the Plan.

     6. Such other records, certificates, documents and matters of law as we have deemed necessary to render this opinion.

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Board of Trustees
Equity Office Properties Trust
August 13, 1997
Page 2

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all document submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        ROSENBERG & LIEBENTRITT, P.C.


                                        /s/ Ruth Pinkham Haring
                                        ---------------------------------
                                            Vice President



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                                                                       EXHIBIT A

                            Hogan & Hartson L.L.P.
                         555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109



                               August 13, 1997



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois 60606


Ladies and Gentlemen:

        We are acting as special Maryland counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to 2,000,000 shares of the Company's common shares of beneficial interest, par value $.01 per share (the "Shares"), issuable in connection with the Company's 1997 Non-Qualified Employee Share Purchase Plan (the "1997 Purchase Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.   A copy of the Registration Statement.

        2. The Amendment and Restatement of Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on July 9, 1997 and the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

        3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.


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Rosenberg & Liebentritt, P.C.
August 13, 1997
Page 2


        4. Resolutions of the Board of Trustees of the Company dated May 5, 1997 and consent of the sole shareholder dated June 12, 1997, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, approving and adopting the 1997 Purchase Plan.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

        Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the 1997 Purchase Plan, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                           Very truly yours,



                                           HOGAN & HARTSON L.L.P.